Exhibit 1

JOINT FILING AGREEMENT

February 12, 2015

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of Pontifax (Cayman) II, L.P., Pontifax (Israel) II, L.P., Pontifax (Israel) II—Individual Investors, L.P., Pontifax Management II L.P., Pontifax Management 2 G.P. (2007) Ltd., Tomer Kariv and Ran Nussbaum on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to ordinary shares, par value NIS 0.01 per share, of ReWalk Robotics Ltd., and that this Agreement be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Pontifax (Cayman) II, L.P.
By: Pontifax Management II L.P., general partner.
By: Pontifax Management 2 G.P. (2007) Ltd., managing general partner.

By: /s/ Tomer Kariv
Name: Tomer Kariv
Title: Director

Pontifax (Israel) II, L.P.
By: Pontifax Management II L.P., general partner.
By: Pontifax Management 2 G.P. (2007) Ltd., managing general partner.

By: /s/ Tomer Kariv
Name: Tomer Kariv
Title: Director

Pontifax (Israel) II—Individual Investors, L.P.
By: Pontifax Management II L.P., general partner.
By: Pontifax Management 2 G.P. (2007) Ltd., managing general partner.

By: /s/ Tomer Kariv
Name: Tomer Kariv
Title: Director

Pontifax Management II L.P., general partner.
By: Pontifax Management 2 G.P. (2007) Ltd., managing general partner.

By: /s/ Tomer Kariv
Name: Tomer Kariv
Title: Director

Pontifax Management 2 G.P. (2007) Ltd., managing general partner.

By: /s/ Tomer Kariv
Name: Tomer Kariv
Title: Director

Tomer Kariv By: /s/ Tomer Kariv
Ran Nussbaum By: /s/ Ran Nussbaum